                               AMENDMENT NO. 3 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 3rd day of December, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999,
March 6, 2001 and August 1, 2001.

         AND WHEREAS, all of assets and liabilities of the Long-Term Tax-Free
Fund have been transferred to the Tax-Free Bond Fund,

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of December 3, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
3rd day of December, 2001.

Trustees of the American Century Municipal Trust

/*/Albert Eisenstat                                      /*/Kenneth E. Scott
Albert Eisenstat                                         Kenneth E. Scott

/*/Ronald J. Gilson                                      /*/James E. Stowers III
Ronald J. Gilson                                         James E. Stowers III

/*/William M. Lyons                                      /*/Jeanne D. Wohlers
William M. Lyons                                         Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

    Series                                      Class      Date of Establishment

    Tax-Free Money Market Fund                  Investor          07/31/1984

    Limited-Term Tax-Free Fund                  Investor          03/01/1993

    Tax-Free Bond Fund                          Investor          07/31/1984
    (formerly Intermediate-Term Tax-Free Fund)

    High-Yield Municipal Fund                   Investor          12/15/1997
                                                C                 05/01/2001

    Florida Municipal Money Market Fund         Investor          04/11/1994

    Florida Municipal Bond Fund                 Investor          04/11/1994
    (formerly Florida Intermediate-Term Municipal Fund)

    Arizona Municipal Bond Fund                 Investor          04/11/1994
    (formerly Arizona Intermediate-Term Municipal Fund)

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.